Filed Pursuant to Rule 424(b)(5)

Registration No. 333-235327

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 13, 2019 )

25,000,002 American Depositary Shares Representing 25,000,002 Ordinary Shares

Kitov Pharma Ltd.

We are offering 25,000,002 American Depositary Shares (“ADSs”) representing 25,000,002 of our ordinary shares, no par value (“Ordinary Shares”) to certain institutional and accredited investors pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents one Ordinary Share. In a concurrent private placement, we are selling to such investors warrants to purchase up to 25,000,002 ADSs (the “warrants”). The warrants and the ADSs representing Ordinary Shares issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our ADSs are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “KTOV.” The warrants being issued in the concurrent private placement are not listed on any securities exchange and we do not expect to list the warrants on any national securities exchange or other trading market. On May 5, 2020, the last reported sale price of our ADSs on NASDAQ was $0.4345 per ADS. Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange (“TASE”) under the symbol “KTOV.” On May 5, 2020, the last reported sale price of our Ordinary Shares on the TASE was NIS 1.55, or $0.4415 per Ordinary Share (based on the exchange rate reported by the Bank of Israel on such date, which was NIS 3.5110 = $1.00).

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

As of May 5, 2020, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $40,186,266 based on issued and outstanding Ordinary Shares or ADSs held by non-affiliates represented by an equivalent of 69,889,158 ADSs, at a price of $0.5750 per ADSs, which was the closing sale price of our ADSs on NASDAQ on March 6, 2020, a date that is within 60 days of the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million. Following the sale of ADSs in this offering, we will have sold securities with an aggregate market value of $10,000,000.80 pursuant to General Instruction I.B.5 of Form F-3 during the 12-month calendar period that ends on and includes the date hereof.

Investing in our ADSs involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, the Israeli Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Offering price	$0.400	$10,000,000.80
Placement agent fees (1)	$0.028	$700,000.06
Proceeds to us, before expenses (2)	$0.372	$9,300,000.74

(1)	We will pay the placement agent a cash commission fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the ADSs in the offering . In addition, we have agreed to pay the placement agent for certain expenses and to issue to the placement agent or its designees unregistered warrants to purchase up to 1,750,000 ADSs (which represents 7.0% of the aggregate number of ADSs sold in this offering) at an exercise price of $0.50 per ADS (which represents 125% of the offering price per ADS sold in this offering). See “Plan of Distribution” on page S-24 of this prospectus supplement for more information regarding the placement agent’s compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the warrants being issued in the concurrent private placement or the warrants being issued to the placement agent.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent for this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of the ADSs offered by this prospectus supplement and accompanying prospectus. The placement agent has no obligation to buy any of the ADSs from us or to arrange for the purchase or sale of any specific number or dollar amount of the ADSs. There is no required minimum number of ADSs that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent fees set forth in the table above, which assumes that we sell all of the ADSs we are offering pursuant to this prospectus supplement and accompanying prospectus.

We anticipate that delivery of the ADS will be made on or about May 8, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

Prospectus Supplement dated May 6, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Incorporation by Reference” on page S-29 of this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus are part of a registration statement (No. 333-235327) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the base prospectus in one or more offerings, subject to General Instruction I.B.5. of Form F-3, according to which in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our Ordinary Shares and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million.

This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference,” on pages S-27 and S-29 of this prospectus supplement.

Unless the context otherwise requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Kitov Pharma Ltd., together with (i) its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo, and, (iii) its wholly owned subsidiary, FameWave, except where otherwise stated or where it is clear that the terms mean only Kitov Pharma Ltd. exclusive of its subsidiaries,

●	“Kitov” refers to the Registrant, together with its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, until completion of the merger between the Registrant and Kitov Pharmaceuticals in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant, with the Registrant remaining as the surviving entity,

●	“Kitov Pharma”, refers to the Registrant, exclusive of its subsidiaries,

S-ii

●	“Kitov Pharmaceuticals” refers to Kitov Pharmaceuticals Ltd., the wholly owned subsidiary of the Registrant until completion of the merger with the Registrant in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant and was dissolved,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	“FameWave” refer to FameWave Ltd., an Israeli private company which was acquired by Kitov Pharma in January 2020 and is now a wholly owned subsidiary of Kitov Pharma,

●	“FameWave Transaction” refer to the acquisition of FameWave by Kitov Pharma pursuant to a stock purchase agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), together with the other transactions contemplated by the Acquisition Agreement, which was completed in January 2020.

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

●	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADS” refer to the Registrant’s American Depositary Shares,

●	“public warrants” or “Series A warrants” refer to the Registrant’s warrants listed on the Nasdaq Capital Market under the symbol KTOVW,

●	the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended,

●	the “SEC” are to the United States Securities and Exchange Commission,

●	“NASDAQ” are to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the NASDAQ exchanges, and

●	the “TASE” are to the Tel Aviv Stock Exchange.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, ADSs representing our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-6 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage company focusing on advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, to create successful long-lasting treatments for people with cancer. Kitov’s oncology pipeline includes NT-219 and CM-24.

CM-24 is a monoclonal antibody blocking CEACAM1, a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways. Kitov plans to advance CM-24 as a combination therapy with anti-PD1 checkpoint inhibitors in selected cancer indications in a phase 1 study followed by a phase 2 for the treatment of non-small cell lung cancer NSCLC and pancreatic cancer. Kitov has entered into a clinical collaboration agreement with Bristol Myers Squibb (NYSE: BMY) for the planned Phase 1/2 clinical trials to evaluate the combination of CM-24 with the PD-1 inhibitor nivolumab (Opdivo®). CM-24 is a well-validated target which is highly expressed in many solid tumors as well as on immune cells and plays a pivotal role in the immune system by blocking immune cells’ access to tumors by CEACAM1-CEACAM1 and CEACAM1-CEACAM5 interaction. CEACAM1 was also shown to regulate TIM3 which induce immune fatigue. CM-24 activity is manifested in the blockade of immune inhibitory signals, angiogenesis and tumor-stroma interaction. This unique mechanism of action positions CM-24 with a differentiated inhibitor of a multi-role immune checkpoint. In a monotherapy phase 1 study, CM-24 demonstrated safety and efficacy with standard dose in about 30% of patients.

NT-219 is a small molecule targeting the novel cancer drug resistance pathways IRS1/2 and STAT3. Kitov is currently advancing NT-219 in combination with cetuximab as a third-line or second-line treatment option for the treatment of recurrent and metastatic squamous cell carcinoma of head & neck cancer (SCCHN), as well as a single agent monotherapy treatment in patients with advanced solid tumors in a planned phase 1/2 study. NT-219 has shown activity in preclinical studies as monotherapy as well in combination and would be developed as stand-alone and in combination with other cancer drugs or treatments. NT-219 has been tested in a number of patient derived xenograft (PDX) models where human cancer cells are taken and transplanted into mice and then used to test various cancer drugs. NT-219 was also tested against and in combination with various classes of cancer drugs that have been recently developed as well as older standard chemotherapy.

Kitov is also the owner of Consensi™, a fixed-dose combination of celecoxib and amlodipine besylate, for the simultaneous treatment of osteoarthritis pain and hypertension which was approved by the FDA for marketing in the U.S in May 2018 and is expected to be launched in the U.S. during 2020 by its partner Coeptis Pharmaceuticals. Kitov has also partnered to commercialize Consensi in China and South Korea. Consensi™ is based on the generic drugs celecoxib and amlodipine besylate. Celecoxib is the active ingredient of a known and approved-for-use drug designed primarily to relieve pain caused by osteoarthritis. Celecoxib is the active ingredient in the branded drug Celebrex®. This combination is designed to simultaneously relieve pain caused by osteoarthritis and treat hypertension, which is one of the side effects of using non-steroidal anti-inflammatory drugs, or NSAIDs, for treating pain caused by osteoarthritis.

Now that Consensi™ has been approved for marketing in the United States and that we have executed a marketing and distribution agreement for the commercialization of Consensi™ in the United States, China and South Korea, we intend to shift the focus of our clinical and regulatory teams to our oncology pipeline currently in development for various oncology indications. Based on our current development plans, we expect to initiate a clinical study for NT219 during the first half of 2020 and to initiate clinical study for CM24 during the second half of 2020.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

Our goal is to become a significant player in the development of innovative drugs with a clinical and commercial added value, focusing on the oncology space.

Key elements of our strategy are to:

●	Focus on oncology therapeutic assets for treatment of unmet medical need and having a significant market opportunity;

●	leverage our expertise in the clinical and regulatory processes in the United States, together with our research and development capabilities and network of professional advisors, to efficiently develop drug candidates in clinical stages of development and achieve marketing authorization;

●	expand our line of therapeutic candidates through the acquisition or in-licensing of technologies, products and drugs focused in oncology space and intended to meet clinical needs

●	cooperate with third parties to both develop and commercialize therapeutic candidates in order to share costs and leverage the expertise of others; and

●	Secure sufficient funds for the performance of acquisitions and development programs.

Recent Developments

April 2020 Registered Warrant Exercise Transaction

On April 19, 2020, we entered into Warrant Exercise Letters (the “Exercise Agreement”), with certain institutional investors (the “Holders”) holding warrants to purchase an aggregate of up to 20 million of our ADSs, at an exercise price of $0.325 per ADS (the “2020 Registered Warrants”), previously issued in a public offering in March 2020 (the “March 2020 Offering” and further described below), pursuant to which the Holders agreed to exercise their 2020 Registered Warrants in full, for gross proceeds (before deducting placement agent fees and expenses) of approximately $6.5 million.

Under the Exercise Agreement, we also agreed to issue to the Holders, in a private placement, new unregistered warrants to purchase up to an aggregate of approximately 22 million ADSs at an exercise price of $0.325 per ADS (the “New Warrants”). The New Warrants are exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. In addition, we issued to designees of the placement agent warrants, or the PA Warrants, to purchase up to 1,400,000 ADSs which have the same terms as the New Warrants except for an exercise price of $0.40625 per ADS. The exercise of the 2020 Registered Warrants and the issuance of the New Warrants were completed on April 22, 2020.

We also agreed to file a registration statement covering the resale of the ADSs underlying the New Warrants and the PA Warrants within thirty (30) days.

March 2020 Offering

On March 16, 2020, we closed a public offering of an aggregate of 9,620,000 ADSs and 10,380,000 pre-funded warrants (an an exercise price of $0.0001 per each ADS), and 2020 Registered Warrants to purchase an aggregate of up to 20 million of the our ADSs for gross proceeds of $6.0 million, prior to deducting placement agent fees and other offering expenses. The 2020 Registered Warrants were exercisable at an exercise price of $0.325 per ADS and had a term of exercise period of five (5) years from the date of the issuance. The 2020 Registered Warrants were exercised in full on April 22, 2020 as discussed in the April 2020 Registered Warrant Exercise Transaction above. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 1,400,000 ADSs. The placement agent warrants are exercisable at an exercise price of $0.375 per ADS and will terminate on March 12, 2025.

Nasdaq Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Nasdaq Listing Qualifications Department indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to Nasdaq Listing Rule 5550(a)(2). We were not able to regain compliance with this requirement within the 180-day period ending on January 6, 2020. However, on January 7, 2020, we were granted an additional 180-day compliance period ending on July 6, 2020 (the “Second Compliance Period”). The Nasdaq determination to grant the Second Compliance Period was based on our meeting the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the Second Compliance Period by effecting a reverse share split, if necessary.

On April 17, 2020, we received notification from the Nasdaq Listing Qualifications Department that due to the extraordinary market conditions, Nasdaq has decided to toll the requirements for bid price and market value of publicly traded companies through June 30, 2020, and therefore we have been granted an extension for the Second Compliance Period, from July 6, 2020 until September 18, 2020 (the “Extended Second Compliance Period”) in order to regain compliance with the minimum $1.00 bid price per share Nasdaq listing requirement. According to the notice, if at any time before September 18, 2020, the closing bid price of our ADSs is at $1.00 per ADS or more for a minimum of 10 consecutive trading days, we will regain compliance with the minimum $1.00 bid price per share Nasdaq listing requirement.

In the event we do not regain compliance during the Extended Second Compliance Period, Nasdaq will provide notice that our securities will be subject to delisting. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Hearings Panel. We intend to continue actively monitoring the bid price of our ADSs between now and the expiration of the Extended Second Compliance Period and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement, including a reverse share split, if necessary.

Corporate information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968 and its Ordinary Shares were originally listed for trading on the TASE in 1978. In November 2015, we completed an initial public offering of our ADSs and Series A warrants on NASDAQ. Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement and the accompanying prospectus.

THE OFFERING

ADSs offered by us in the offering	25,000,002 ADSs representing 25,000,002 Ordinary Shares

Total Ordinary Shares outstanding immediately after this offering (1)	95,864,071 Ordinary Shares (not including one Ordinary Share held in treasury) (such number of ordinary shares would be represented by 95,864,071 ADSs.)

The ADSs

Each ADS represents one Ordinary Share. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on November 6, 2015.

Subject to compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary in exchange for Ordinary Shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

Offering Price	The offering price is $0.40 per one ADS.

Use of Proceeds

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and likely to continue, exploring possible acquisition candidates.

See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on NASDAQ under the symbol “KTOV” and our Ordinary Shares currently trade on the TASE in Israel under the symbol “KTOV”. The warrants being issued in the concurrent private placement are not listed on any securities exchange and we do not expect to list the warrants on NASDAQ, the TASE or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop.

Risk factors	Before deciding to invest in our ADSs, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page S-6 of this prospectus supplement.

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our ADSs in this offering warrants to purchase up to an additional 25,000,002 ADSs. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be immediately exercisable when issued at an exercise price of $0.40 per ADS and will expire five and one-half (5.5) years from the issuance date. The warrants and the ADSs issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Concurrent Private Placement of Warrants.”

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Depositary	The Bank of New York Mellon.

(1) Gives effect to the issuance in a private placement of 312,500 ADSs (and the underlying 312,500 Ordinary Shares) to a previous placement agent after closing of this offering as part of the tail fee to the previous placement agent.

The number of Ordinary Shares to be outstanding after this offering is based on 70,551,569 Ordinary Shares outstanding as of May 5, 2020 (such number of Ordinary Shares would be represented by 70,551,569 of our ADSs) and excludes:

●

7,030,425 Ordinary Shares issuable at a weighted average exercise price of NIS 5.01 (approximately $1.43) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan, (such number of Ordinary Shares would be represented by 7,030,425 of our ADSs);

●	157,945 Ordinary Shares underlying the ADSs issuable upon exercise of the underwriter warrants issued in connection with our November 2015 offering with an exercise price of $4.956;

●	6,976,845 Ordinary Shares underlying the ADSs issuable upon exercise of the Series A warrants with an exercise price of $3.78 and the representative’s warrants with an exercise price of $4.956 issued in our initial public offering, and the Series A warrants with an exercise price of $3.78 and the placement agent warrants issued as part of our offering in July 2016 with an exercise price of $4.08 (such number of Ordinary Shares would be represented by 6,976,845 of our ADSs);

●	529,427 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants with an exercise price of $1.50 and the placement agent warrants issued as part of our July 2017 public offering with an exercise price of $1.8125 per ADS (such number of Ordinary Shares would be represented by 529,427 of our ADSs);

●	1,858,200 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of $2.80 and the placement agent warrants issued as part of our June 2018 public offering with an exercise price of $3.125 per ADS (such number of Ordinary Shares would be represented by 1,858,200 of our ADSs);

●

2,571,430 Ordinary Shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 Ordinary Shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 Ordinary Shares underlying ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of $1.98;
●	1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 Offering with an exercise price of $0.3750 per ADS;
●	250,000 Ordinary Shares underlying ADSs to be issued to the previous placement agent as tail fee in connection with our March 2020 Offering;
●	250,000 Ordinary Shares underlying ADSs to be issued to the previous placement agent as tail fee in connection with our April 2020 Registered Warrant Exercise Transaction;
●

1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.40625 per ADS;

●

22,000,000 Ordinary Shares underlying ADSs issuable upon the exercise of New Warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.3250 per ADS;

●

25,000,002 Ordinary Shares underlying ADSs issuable upon the exercise of warrants to be issued to investors in the private placement concurrent with this offering with an exercise price of $0.40 per ADS; and

●

1,750,000 additional Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of $0.50 per ADS to be issued to the placement agent as compensation in connection with this offering.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities and assumes no exercise of the warrants to be issued in the concurrent private placement or the placement agent warrants to be issued to the placement agent as compensation in connection with this offering.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2019, as amended, as well as the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and the related notes, before you decide to buy our ADSs. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Primarily Related to Our ADSs and Ordinary Shares and Other Listed Securities

NASDAQ has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from NASDAQ.

Our ADSs are listed on NASDAQ, and the quantitative listing standards of Nasdaq require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. On July 8, 2019, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to Nasdaq Listing Rule 5550(a)(2). We were not able to regain compliance with this requirement within the 180-day period ending on January 6, 2020. However, on January 7, 2020, we were granted an additional 180-day compliance period ending on July 6, 2020, and on April 17, 2020, we were granted additional extension, from July 6, 2020 until September 18, 2020 , to regain compliance with the minimum $1.00 bid price per share Nasdaq listing requirement. According to the notice granting us the Extended Second Compliance Period, if at any time before September 18, 2020, the closing bid price of our ADSs is at $1.00 per ADS or more for a minimum of 10 consecutive trading days, we will regain compliance with the minimum $1.00 bid price per share Nasdaq listing requirement.

We can regain compliance with this requirement if at any time before the expiration of the Extended Second Compliance Period the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the Extended Second Compliance Period, NASDAQ will provide notice that our securities will be subject to delisting. At that time, we may appeal NASDAQ’s delisting determination to a Nasdaq Listing Hearings Panel. If we fail to regain compliance within our applicable cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting.

To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited. Delisting would also impact some of our disclosure obligations under Israeli law. Following a delisting, we will remain a publicly traded company on TASE and revert to being subject to full Israeli securities laws and disclosure requirements. Accordingly, we will need to comply with U.S. and Israeli disclosure requirements and the resolution of any conflicts between those requirements may lead to additional costs and require significant management time. Furthermore, we expect these additional reporting rules and regulations would increase our legal and financial compliance costs.

In the event that our ADSs are delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our ADSs because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Following a delisting from NASDAQ our ADSs may constitute “penny stock” within the meaning of these rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions our ADSs, which could severely limit the market liquidity of such ADSs and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Securities holders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The recent coronavirus outbreak may adversely affect our revenues, results of operations and financial condition.

In December 2019, a strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China, and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China, the USA, Israel, and other affected countries. The various precautionary measures taken by many governmental authorities around the world in order to limit the spread of COVID-19 have and may continue to have an adverse effect on the global markets and its economy, including on the availability and pricing of employees, resources, materials, manufacturing and delivery efforts and other aspects of the global economy.

The impact of COVID-19 pandemic on the conduct of clinical trials of our therapeutic candidates, and any challenges which may arise, for example, from quarantines, site closures, travel limitations, interruptions to the supply chain for our therapeutic candidates, or other considerations if site personnel or trial subjects become infected with COVID-19, is as of yet unknown. The impact of the pandemic may lead to difficulties in meeting protocol-specified procedures, including administering or using the therapeutic candidate or adhering to protocol-mandated visits and laboratory/diagnostic testing, unavoidable protocol deviations due to COVID-19 illness and/or COVID-19 control measures, which will likely vary depending on many factors, including the nature of disease under study, the trial design, and in what region(s) the study is being conducted.

The FDA recently provided an update on inspections outside of the U.S. in response to the COVID-19 outbreak. The FDA is now postponing most foreign inspections, and this action may also impact other FDA responsibilities, including product application reviews. As an interim measure the FDA is employing additional tools to ensure the safety of products imported to the U.S., including denying entry of unsafe products into the U.S., physical examinations and/or product sampling at our borders, reviewing a firm’s previous compliance history, using information sharing from foreign governments and requesting records “in advance of or in lieu of” on-site drug inspections, and predictive screening which continues to adjust risk scores as necessary throughout the COVID-19 outbreak. The FDA can refuse admission of products that fail sample testing or may violate other applicable legal requirements. The lack of foreign inspections coupled with changing import inspections or requirements may impact the ability of our therapeutic candidate and product suppliers, all of whom are located outside the U.S. to provide products needed for our clinical trials or product distribution in the U.S.

Therefore, COVID-19 could disrupt, production and cause delays in the supply and delivery of products used in our operations, may affect our operation, including the conduct of clinical studies, or the ability of regulatory bodies to grant approvals or supervise our candidates and products, may further divert the attention and efforts of the medical community to coping with COVID-19 and disrupt the marketplace in which we operate and may have a material adverse effects on our operations.

The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The development of the COVID-19 outbreak could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, interrupt our sources of supply, and make it hard to adequately staff our operations.

We may be classified as a Passive Foreign Investment Company, or PFIC, for U.S. federal income tax purposes in 2020 and may continue to be, or become, a PFIC in future years, which may have negative tax consequences for U.S. investors.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Based on our estimated gross income, the average value of our gross assets, and the nature of our business, we believe that we may be classified as a PFIC in the current taxable year and may be classified as a PFIC in future years. If we are treated as a PFIC for any taxable year during which a U.S. investor held our ADSs, certain adverse U.S. federal income tax consequences could apply to the U.S. investor.

Risks Related to The Offering

The market prices of Ordinary Shares and ADSs are subject to fluctuation, which could result in substantial losses by investors.

The stock market in general, and the market price of our Ordinary Shares on the TASE and its ADSs on NASDAQ in particular, are subject to fluctuation, and changes in the price of its listed securities may be unrelated to our operating performance. The market prices of our Ordinary Shares on the TASE and its ADSs on NASDAQ have fluctuated in the past, and we expect it will continue to do so. The market price of our Ordinary Shares and ADSs are and will be subject to a number of factors, including:

●	announcements of technological innovations or new therapeutic candidates by us or by others;

●	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

●	our need to raise additional capital;

●	expiration or terminations of licenses, research contracts or other development or commercialization agreements;

●	public concern as to the safety of drugs that we, our current or potential development and commercialization partners or others develop;

●	the volatility of market prices for shares of biotechnology companies generally;

●	success or failure of research and development projects;

●	departure of key personnel;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our Ordinary Shares or ADSs are covered by analysts;

●	changes in government regulations or patent decisions;

●	developments by our current or potential development and commercialization partners; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Ordinary Shares and ADSs and result in substantial losses by investors.

Additionally, market prices for listed securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these listed securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

Moreover, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

ADSs representing a substantial percentage of our outstanding Ordinary Shares may be sold in this offering and in the concurrent private placement, which could cause the price of our ADSs and Ordinary Shares to decline.

Pursuant to this offering, we will sell 25,000,002 ADSs representing 25,000,002 Ordinary Shares, or approximately 35.44% of our outstanding Ordinary Shares as of May 5, 2020. In addition, pursuant to the concurrent private placement, we will sell warrants to purchase up to an additional 25,000,002 ADSs representing 25,000,002 Ordinary Shares, representing approximately 35.44% of our outstanding Ordinary Shares as of May 5, 2020. These sales and any future sales of a substantial number of ADSs and/or warrants in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ADSs and Ordinary Shares. We cannot predict the effect, if any, that market sales of those ADSs and warrants to purchase ADSs or the availability of those ADSs and warrants for sale will have on the market price of our ADSs and Ordinary Shares.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

The offering may not be fully subscribed, and, even if the offering is fully subscribed, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the securities on a “best-efforts” basis, meaning that we may raise substantially less than the total maximum offering amount. We will not provide any refund to investors if less than all of the securities are sold. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with potential acquisitions or in-licensing transactions we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

You may experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering.

The offering price of the ADSs offered hereby is substantially higher than the net tangible book value per ADS. Therefore, if you purchase ADSs in this offering, you will incur immediate and substantial dilution in the pro forma as-adjusted net tangible book value per ADS from the price per ADS you pay in this offering. If the holders of outstanding options or warrants exercise those options or warrants at prices below the assumed offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-6 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an IND, NDA or BLA for one or more of our therapeutic candidates;
●	our ability to regain and maintain compliance with the Nasdaq listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry;

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may obtain approvals for our products on our business; and
●	the geographic, social and economic impact of COVID-19 on the Company’s business operations.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $9.02 million, after deducting the placement agent fees and offering expenses payable by us.

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and are likely to continue, exploring possible candidates. There is no certainty that we will be able to complete any transactions for the possible acquisition of new therapeutic candidates.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty any or all of the particular uses for the net proceeds we received upon the completion of the offering, or the amounts, if any, that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. As a result, our management will have broad discretion in the application of the net proceeds, which may include uses not set forth above, and investors in our securities will be relying on our judgment regarding the application of the net proceeds from the offering.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of December 31, 2019:

●	on an actual basis;
●	on a pro forma basis, to give effect to (A) the issuance of 10,921,139 Ordinary Shares underlying ADSs in connection with the closing of the FameWave transaction on January 7, 2020; (B) the issuance of (i) 9,620,000 units at a public offering price of $0.3000 per unit and (ii) 10,380,000 pre-funded units at a public offering price of $0.2999 per pre-funded unit in the March 2020 Offering, and assuming exercise of all pre-funded warrants included in the pre-funded units sold in the March 2020 Offering at $0.0001 per ADS, after deducting placement agent fees and offering expenses paid by us in connection with the March 2020 Offering, (C) the exercise of the 2020 Registered Warrants in the April 2020 Registered Warrant Exercise Transaction, after deducting the fees due to the placement agent and offering expenses paid by us in connection with the April 2020 Registered Warrant Exercise Transaction, and (D) the issuance in a private placement of 500,000 ADSs to a previous placement agent as part of tail fee in connection with the the March 2020 Offering and April 2020 Registered Warrant Exercise Transaction ; and

●	on a pro forma as-adjusted basis to reflect (i) the sale of 25,000,002 ADSs representing 25,000,002 Ordinary Shares in this offering at the offering price of $0.40 per one ADS and the receipt by us of net proceeds of approximately $9.02 million, after deducting placement agent fees and offering expenses payable by us (assuming no exercise of the warrants offered in the concurrent private placement and no proceeds, if any, from the exercise of warrants issued in the concurrent private placement) and (ii) the issuance in a private placement of 312,500 ADSs to a previous placement agent as part of tail fee in connection with this offering.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F, as amended, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
(In thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents and short-term deposits	4,385	19,154	28,176

Shareholders’ equity:
Ordinary shares
Share premium	46,986	67,184	69,910
Capital reserves	3,083	3,083	3,083
Warrants	9,874	9,874	9,874
Accumulated loss	(49,522)	(49,522)	(49,522)

Total Shareholders’ equity	10,421	30,619	33,345
Non-controlling interest	438	438	438
Total capitalization	10,859	31,057	33,783

The number of Ordinary Shares to be outstanding after this offering is based on 19,564,449 Ordinary Shares outstanding as of December 31, 2019 (such number of Ordinary Shares would be represented by 19,564,449 of our ADSs) and excludes:

●

4,766,185 Ordinary Shares issuable at a weighted average exercise price of NIS 5.35 (approximately $1.55) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan, (such number of Ordinary Shares would be represented by 4,766,185 of our ADSs);

●	157,945 Ordinary Shares underlying the ADSs issuable upon exercise of the underwriter warrants issued in connection with our November 2015 offering with an exercise price of $4.956;

●	6,976,845 Ordinary Shares underlying the ADSs issuable upon exercise of the Series A warrants with an exercise price of $3.78 and the representative’s warrants with an exercise price of $4.956 issued in our initial public offering, and the Series A warrants with an exercise price of $3.78 and the placement agent warrants issued as part of our offering in July 2016 with an exercise price of $4.08 (such number of Ordinary Shares would be represented by 6,976,845 of our ADSs);

●	529,427 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants with an exercise price of $1.50 and the placement agent warrants issued as part of our July 2017 public offering with an exercise price of $1.8125 per ADS (such number of Ordinary Shares would be represented by 529,427 of our ADSs);

●	1,858,200 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of $2.80 and the placement agent warrants issued as part of our June 2018 public offering with an exercise price of $3.125 per ADS (such number of Ordinary Shares would be represented by 1,858,200 of our ADSs);

●

2,571,430 Ordinary Shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 Ordinary Shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 Ordinary Shares underlying ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of $1.98;
●

54,472 Ordinary Shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the closing of the FameWave Transaction, which have subsequently been converted into options under our 2016 Equity Incentive Plan after December 31, 2019;

●

27,236 Ordinary Shares issuable upon the exercise of options to purchase 27,236 Ordinary Shares to be awarded in connection with the closing of the FameWave Transaction, which have subsequently been converted into options under our 2016 Equity Incentive Plan after December 31, 2019;

●	1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 Offering with an exercise price of $0.3750 per ADS;
●

22,000,000 Ordinary Shares underlying ADSs issuable upon the exercise of New Warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.3250 per ADS;

●

1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.40625 per ADS;

●

25,000,002 Ordinary Shares underlying ADSs issuable upon the exercise of warrants to be issued to investors in the private placement concurrent with this offering with an exercise price of $0.40 per ADS; and

●	1,750,000 additional Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of $0.50 per ADS to be issued to the placement agent as compensation in connection with this offering.

DILUTION

If you invest in our ADSs, your investment will be diluted immediately to the extent of the difference between the offering price per one ADS you will pay in this offering and the pro forma as-adjusted net tangible book value per ADS after giving effect to this offering.

Our net tangible book value as of December 31, 2019 was approximately $4.7 million, or approximately $0.240 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of December 31, 2019.

Our pro forma net tangible book value as of December 31, 2019, after giving effect to (A) the issuance of 10,921,139 Ordinary Shares underlying ADSs in connection with the closing of the FameWave transaction on January 7, 2020, (B) the issuance of (i) 9,620,000 units at a public offering price of $0.3000 per unit and (ii) 10,380,000 pre-funded units at a public offering price of $0.2999 per pre-funded unit in the March 2020 Offering, and assuming exercise of all pre-funded warrants included in the pre-funded units sold in the March 2020 Offering at $0.0001 per ADS, after deducting placement agent fees and offering expenses paid by us in connection with the March 2020 Offering, (C) the exercise of the 2020 Registered Warrants in the April 2020 Registered Warrant Exercise Transaction, after deducting the fees due to the placement agent and offering expenses paid by us in connection with the April 2020 Registered Warrant Exercise Transaction, and (D) the issuance in a private placement of 500,000 ADSs to a previous placement agent as tail fee in connection with the March 2020 Offering and April 2020 Registered Warrant Exercise Transaction, would have been approximately $17.7 million, or approximately 0.251 per ADS.

Our pro forma as adjusted net tangible book value as of December 31, 2019, after giving further effect to (X) the sale of 25,000,002 ADSs offered by this prospectus supplement at the offering price of $0.40 per one ADS in connection with this offering, after deducting the placement agent fees and offering expenses payable by us, and (Y) the issuance in a private placement of 312,500 ADSs to a previous placement agent as part of tail fee in connection with this offering, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been approximately $19.8 million, or approximately $0.207 per ADS. This calculation assumes that none of the warrants issued in the concurrent private placement is exercised and excludes the proceeds, if any, from the exercise of warrants issued in the concurrent private placements. This represents an immediate increase in our pro forma as adjusted net tangible book value of approximately $0.011 per ADS to our existing security holders and an immediate dilution in pro forma as-adjusted net tangible book value of approximately $0.193 per ADS to purchasers of our ADSs in this offering, as illustrated by the following table:

Offering price per ADS		$0.400

Net tangible book value per ADS as of December 31, 2019	$0.240
Increase in pro forma net tangible book value per ADS	$0.011
Pro forma net tangible book value per ADS as of December 31, 2019	$0.251
Decrease in pro forma as adjusted net tangible book value per ADS attributable to this offering	$(0.044)
Pro forma as adjusted net tangible book value per ADS as of December 31, 2019, after giving effect to this offering		$0.207

Dilution per ADS to the new investors purchasing our ADSs in this offering		$0.193

The number of Ordinary Shares to be outstanding after this offering is based on 19,564,449 Ordinary Shares outstanding as of December 31, 2019 (such number of Ordinary Shares would be represented by 19,564,449 of our ADSs) and excludes:

●

4,766,185 Ordinary Shares issuable at a weighted average exercise price of NIS 5.35 (approximately $1.55) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan, (such number of Ordinary Shares would be represented by 4,766,185 of our ADSs);

●	157,945 Ordinary Shares underlying the ADSs issuable upon exercise of the underwriter warrants issued in connection with our November 2015 offering with an exercise price of $4.956;

●	6,976,845 Ordinary Shares underlying the ADSs issuable upon exercise of the Series A warrants with an exercise price of $3.78 and the representative’s warrants with an exercise price of $4.956 issued in our initial public offering, and the Series A warrants with an exercise price of $3.78 and the placement agent warrants issued as part of our offering in July 2016 with an exercise price of $4.08 (such number of Ordinary Shares would be represented by 6,976,845 of our ADSs);

●	529,427 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants with an exercise price of $1.50 and the placement agent warrants issued as part of our July 2017 public offering with an exercise price of $1.8125 per ADS (such number of Ordinary Shares would be represented by 529,427 of our ADSs);

●	1,858,200 Ordinary Shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of $2.80 and the placement agent warrants issued as part of our June 2018 public offering with an exercise price of $3.125 per ADS (such number of Ordinary Shares would be represented by 1,858,200 of our ADSs);

●

2,571,430 Ordinary Shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 Ordinary Shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 Ordinary Shares underlying ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of $1.98;
●

54,472 Ordinary Shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the closing of the FameWave Transaction, which have subsequently been converted into options under our 2016 Equity Plan after December 31, 2019;

●

27,236 Ordinary Shares issuable upon the exercise of options to purchase 27,236 Ordinary Shares to be awarded in connection with the closing of the FameWave Transaction, which have subsequently been converted into options under our 2016 Equity Plan after December 31, 2019;

●	1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 Offering with an exercise price of $0.3750 per ADS;
●

22,000,000 Ordinary Shares underlying ADSs issuable upon the exercise of New Warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.3250 per ADS;

●

1,400,000 Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of $0.40625 per ADS;

●

25,000,002 Ordinary Shares underlying ADSs issuable upon the exercise of warrants to be issued to investors in the private placement concurrent with this offering with an exercise price of $0.40 per ADS; and

●	1,750,000 additional Ordinary Shares underlying ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of $0.50 per ADS to be issued to the placement agent as compensation in connection with this offering.

The pro forma as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of our ADSs and other terms of this offering.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DIVIDEND POLICY

We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We did not declare dividends during the three most recent fiscal years.

The distribution of dividends may also be limited by the Companies Law, which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. Our amended and restated articles of association provide that dividends will be paid at the discretion of, and upon resolution by, our board of directors, subject to the provision of the Companies Law.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of Ordinary Shares and ADSs of our company.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of Ordinary Shares and ADSs of our company. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation, which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of the Ordinary Shares or ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

The Israeli corporate tax rate applicable to Israeli resident companies is 23% in 2018 and thereafter.

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Ordinary Shares or ADSs will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% in 2018 and thereafter, and a marginal tax rate of up to 47% for individuals.

Notwithstanding the foregoing, capital gains generated from the sale of our Ordinary Shares or ADSs by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Ordinary Shares or ADSs were purchased upon or after the registration of the Ordinary Shares or ADSs on the stock exchange and (this condition will not apply to shares purchased on or after January 1, 2009) (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the Ordinary Shares or ADSs are deemed to be business income.

In addition, the sale of the Ordinary Shares or ADSs may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Ordinary Shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the Ordinary Shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax at a rate of 25% upon the sale of Ordinary Shares or ADSs.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company from income, which is not attributed to a Preferred Enterprise as defined in the Israel’s Encouragement of Capital Investment Law (1959), to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel. A distribution of dividend by a company from income attributed to a Preferred Enterprise will generally be subject to withholding tax in Israel at the following tax rates: Israeli resident individuals - 20% with respect to dividends to be distributed as of 2014; and Israeli resident companies – 0%.

Dividends distributed by an Israeli resident company from income, which is not attributed to a Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). Dividends distributed by an Israeli resident company from income, which is attributed to a Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to withholding tax at a rate of 20%. These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year NIS 649,560, linked to the Israeli Consumer Price Index), which is approximately $176,033, based on the representative U.S. dollar – NIS rate of exchange of 3.69 on January 17, 2019), will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ADSs by a holder. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of our ADSs pursuant to this offering and that will hold such ADSs as capital assets. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received our ADSs as compensation for the performance of services;

●	persons that will hold our ADSs or as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold our ADSs or through such an entity;

●	U. S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of our ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ADSs or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ADSs in their particular circumstances.

For purposes of this description, the term “U.S. Holder” means a beneficial owner of our ADSs that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of our ADSs that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ADSs, the U.S. federal income tax consequences relating to an investment in our ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of our ADSs in its particular circumstances.

Persons considering an investment in our ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Tax Basis of each ADS

The ADSs will be sold together with an accompanying warrant. The initial basis in your ADSs’ will be equal to the amount paid for the ADSs’ less the fair market value of their accompanying warrant. The initial basis in the accompanying warrant will equal its initial fair market value.

Exchange of ADSs for Ordinary Shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on Our ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to our ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends”, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such lower rate of taxation shall not apply if we are a PFIC for the taxable year in which we pay a dividend. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in our ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held our ADSs for more than one year as of the time such distribution is received.

If you are a U.S. Holder, dividends paid to you with respect to our ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income (or withholding) tax on dividends received by you on your ADSs, unless:

●	you conduct a trade or business in the U.S. and such income is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.); or

●	you are an individual and have been present in the U.S. for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Sale, Exchange or Other Disposition of Our ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of our ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in our ADSs, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS generally will be equal to the cost of such ADS. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such ADSs unless:

●	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that you maintain in the United States); or

●	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Passive Foreign Investment Company Consequences

We may be classified as a Passive Foreign Investment Company (PFIC) for the 2020 tax year. If we are indeed so classified for 2020 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of our ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ADSs, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ADSs, regardless of whether we continue to meet the tests described above.

Our PFIC status determination is based on our income, assets and activities for the entire taxable year and therefore it is not possible to determine whether we will be characterized as a PFIC for the 2020 taxable year until after the close of the year. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business, which we cannot currently determine with certainty.

If we are indeed properly classified as a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest change discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of our ADSs.

If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and our ADSs are “regularly traded” on a “qualified exchange.” Our ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

A U.S. Holder who owns ADSs during any year in which we are a PFIC, will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to a portion of their “excess distribution” income arising from distributions from, or from the disposition of ADSs. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ADSs.

Certain Reporting Requirements with Respect to Payments of Offer Price

U.S. Holders paying more than $100,000 for our ADSs generally will be required to file IRS Form 926 reporting the payment of the Offer Price for our ADSs to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of our ADSs. Information reporting generally will apply to payments of dividends on our ADSs, and to proceeds from the sale or redemption of our ADSs made within the United States, or by a U.S. payer or U.S. middleman, to a holder of our ADSs, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on our ADSs, or the proceeds from the sale or redemption of our ADSs within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in our ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of May 5, 2020, we have engaged H.C. Wainwright & Co., LLC (“Wainwright”), as our exclusive placement agent for this offering. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their “reasonable best efforts” to arrange for the sale of share by us. Therefore, we may not sell the entire amount of shares being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional investors who have agreed to purchase ADSs in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the ADSs offered hereby is expected to take place on or about May 8, 2020, subject to satisfaction of certain closing conditions.

Upon the closing of this offering, we will pay the placement agent a cash commission fee equal to 7.0% of the aggregate gross proceeds of this offering. In addition, we will pay the placement agent a non-accountable expense allowance of $50,000 and $12,900 for the clearing expenses of the placement agent in connection with this offering.

We have also agreed to pay a previous placement agent, which engagement was terminated on March 2, 2020, a tail fee consisting of (i) a cash compensation equal to 1.25% of the gross proceeds raised in any underwritten public offering or a private placement of our securities with non-Israeli investors up to a cap of $100,000 from certain investors, such fee to be partially or fully offset from the management fee payable to Wainwright, which equals 1.0% of the gross proceeds raised in this offering, and (ii) ADSs equal to 1.25% of the ADSs placed with such investors within 6 months following the termination of the engagement of the previous placement agent. The total tail fee payable to the previous placement agent in connection with this offering will be a cash compensation of $41,667 (offset by $41,667 deducted from management fee payable to Wainwright) and 312,500 ADSs.

We estimate the total expenses of this offering, excluding the placement agent fees and expenses, will be approximately $128,000.

After deducting the fees due to the placement agent, our offering expenses, and the tail fee to the previous placement agent, we expect the net proceeds from this offering to be approximately $9.02 million.

In addition, we agreed to issue to the placement agent (or its designees) compensation warrants to purchase up to 1,750,000 ADSs (which represent 7.0% of the ADSs sold to the investors in this offering). The compensation warrants will have an exercise price of $0.50 per ADS (which represents 125% of the offering price per ADS) and shall be immediately exercisable and have a term of five (5) years from the date of the effective date of the offering. Pursuant to FINRA Rule 5110(g), the compensation warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the compensation warrants or related persons do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, we have agreed to give Wainwright a right of first refusal to act as our sole book-running manager, underwriter or placement agent during the ten-month period following consummation of this offering if we or any of our subsidiaries decides to raise funds by means of a public offering or a private placement of equity or debt securities outside Israel using an underwriter or placement agent. We have also agreed to pay Wainwright, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted and brought over-the-wall by Wainwright during the term of its engagement or introduced to us by Wainwright during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 3-month period following the expiration of the ten-month right of first refusal period discussed above.

The engagement letter agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering and is incorporated herein by reference.

In addition, we and our subsidiaries have agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares, ADSs or any other securities convertible into or exchangeable for Ordinary Shares for a period of 45 days after the consummation of this offering; provided, however, the lock-up period shall be terminated earlier if and when the aggregate cumulative dollar trading volume of the ADS on the NASDAQ following the date of this prospectus equals or exceeds $120 million.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent in this offering participated in our March 2020 Offering and the April 2020 Registered Warrants Exercise Transactions, for which it received compensation. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of ADSs in this offering, we also expect to issue and sell to the investors warrants to purchase an aggregate of up to 25,000,002 ADSs. The following summary of certain terms and provisions of the warrants offered in our concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of the warrant and the form of which will be filed with the SEC by us as an exhibit to a Report on Form 6-K in connection with this offering.

Exercisability. Each warrant shall be immediately exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise, together with applicable charges and taxes. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Ordinary Shares outstanding immediately after giving effect to such exercise. If at any time after the issuance date, a registration statement registering the issuance of the ADSs underlying the warrants under the Securities Act is not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant. No fractional ADSs are to be issued upon the exercise of the warrants. If any fractional share of an ADS would be deliverable upon the exercise of the warrants, we, in lieu of delivering such fractional ADS, may elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by then current exercise price or round up to the next whole ADS.

Transfer. Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the warrants is equal to $0.40 per full ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, rights offerings, share subdivisions and combinations, reclassifications or similar events affecting our ADSs.

Exchange Listing. There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system.

Fundamental Transaction. If, at any time while the warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our Ordinary Shares in connection with the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights or dividends, until the holder exercises the warrants.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus will be passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. You may read the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s web site at http://www.sec.gov.

In addition, since our ordinary shares are traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in Kitov’s amended and restated articles of association, Kitov is not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. Kitov prepares notices of general meetings of its shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. In accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

Any statements in this prospectus about any of our agreements, contracts or other documents is not necessarily complete. If the agreement, contract or document is filed as an exhibit to any of our reports incorporated by reference into this prospectus, such agreement, contract or document is deemed to modify the description contained in this prospectus. We urge you to review the exhibits themselves for a complete description of the agreement, contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the Commission on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2019, filed with the SEC on March 23, 2020, as amended on March 31, 2020; and

●	our reports on Form 6-K furnished to the SEC on January 8, 2020, January 9, 2020, January 27, 2020. February 3, 2020, February 11, 2020, February 24, 2020, March 13, 2020, March 17, 2020 and April 20, 2020.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower, 19th Floor

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

PROSPECTUS

$182,323,967

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units, Capital Notes, and/or Debt Securities

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities consisting of two or more of these classes or series of securities. Each ADS represents 1 of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and debt securities collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.” The last reported sale price of our ordinary shares on the TASE on December 1, 2019 was NIS 2.42, or $0.70, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.476 = $1.00).

Our ADSs are currently listed on The NASDAQ Capital Market under the symbols “KTOV”. The last reported sale price of our ADSs on The NASDAQ Capital Market on November 29, 2019 was 0.74.

Our Series A warrants (issued to public investors in connection with our November 2015 initial public offering and our July 2016 follow-on public offering) are currently listed on The NASDAQ Capital Market under the symbol “KTOVW”. The last reported sale price of our public warrants on The NASDAQ Capital Market on November 29, 2019 was $0.0439.

On November 29, 2019, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $13.7 million, based on 19,560,529 ordinary shares outstanding (which would be represented by 19,560,529 of our ADSs) and a per ADS price of $0.74 based on the closing sale price of our ADS on The NASDAQ Capital Market.  As of the date hereof, we have sold or offered 3,428,572 ADSs for a total of $6,000,001 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $182,323,967. Furthermore, so long as the aggregate market value worldwide of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) is less than $75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Kitov Pharma Ltd., together with its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, and its majority owned subsidiary, TyrNovo, except where otherwise stated or where it is clear that the terms mean only Kitov Pharma Ltd. exclusive of its subsidiaries,

●	“Kitov” refers to the Registrant, together with its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, until completion of the merger between the Registrant and Kitov Pharmaceuticals in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant and was dissolved,

●	“Kitov Pharma”, refers to the Registrant, exclusive of its subsidiaries,

●	“Kitov Pharmaceuticals” refers to Kitov Pharmaceuticals Ltd., the now dissolved then wholly owned subsidiary of the Registrant until completion of the merger with the Registrant in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant and was dissolved,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

●	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADS” refer to the Registrant’s American Depositary Shares,

●	“public warrants” or “Series A warrants” refer to the Registrant’s warrants listed on the NASDAQ Capital Market under the symbol KTOVW,

●	the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended,

●	the “SEC” are to the United States Securities and Exchange Commission,

●	“NASDAQ” are to the NASDAQ Capital Market except where otherwise stated or where it is clear that the terms mean any of the NASDAQ exchanges, and

Unless otherwise indicated, all information contained in this prospectus (i) gives retrospective effect to (i) a consolidation of Kitov Pharma’s share capital at a ratio of 1:13, which was effected on November 30, 2014, or the 2014 Consolidation, so that: (A) each 13 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma; and (B) each of Kitov Pharma’s options (tradable and non-tradable) outstanding immediately prior to the 2014 Consolidation was adjusted by multiplying the number of ordinary shares into which such option was exercisable by 1/13 (rounded to 0.07692); and (ii) a consolidation of Kitov Pharma’s share capital at a ratio of 1:20, which was effected on January 4, 2019, or the 2019 Consolidation, so that: (A) each 20 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma and (B) each of Kitov Pharma’s options (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the 2019 Consolidation was consolidated so that each option exercisable into 20 ordinary shares would be exercisable for one ordinary share of Kitov Pharma at an exercise price equal to the pre-2019 Consolidation exercise price multiplied by 20.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 3 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, seeking to create successful long-lasting treatments for people with cancer. We currently have two operating segments:

(i) Oncology which includes NT219, a therapeutic candidate which is a small molecule that targets IRS1/2 and STAT3, two signal transduction pathways involved in the development of cancer drug resistance mechanisms and CM-24, monoclonal antibody blocking Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways.

●	We completed the toxicology studies in animals and we are currently advancing NT219 to a clinical study in combination with cetuximab as a third-line or second-line treatment option for the treatment of recurrent and metastatic squamous cell carcinoma of head & neck cancer. Based on our current development plans, we expect to submit an Investigational New Drug application for NT219 during the first quarter of 2020.;

●	We are also in the process of acquiring 100% of FameWave Ltd. (“FameWave”), which owns CM-24. We plan to advance CM-24 as a combination therapy with anti-PD1 checkpoint inhibitors in a clinical collaboration agreement with Bristol Myers Squibb (NYSE:BMY) in a planned Phase 1/2 clinical trials to evaluate the combination of CM-24 with the PD-1 inhibitor nivolumab (Opdivo®) for the treatment of non-small cell lung cancer. All major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares in the companies, and the acquisition is expected to close before the end of 2019.

(ii) Pain and Hypertension which includes Consensi™, a combination drug approved by the FDA in May 2018 for the simultaneous treatment of two clinical conditions, pain caused by osteoarthritis and hypertension (high blood pressure), which can be pre-existing or caused by the treatment for osteoarthritis.

Now that Consensi™ has been approved for marketing in the United States and that we have executed marketing and distribution agreements for the commercialization of Consensi™ in the United States, China and South Korea, we intend to shift our clinical and regulatory focus to our oncology segment therapeutic candidates, NT219 and, subject to closing of the acquisition of FameWave, CM-24.. We intend to leverage our teams’ drug development expertise gained from the Consensi™ approval process to advance the NT219 and, subject to closing of the acquisition of FameWave, CM-24, programs.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. Other than the acquisition agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), we entered into for our acquisition of FameWave and the concurrent investment in our Company by certain shareholders of FameWave in a private placement (collectively, the “Transaction”), we currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

Nasdaq Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance with this requirement if at any time during a 180-day period ending on January 6, 2020, the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the 180-day period ending on January 6, 2020, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will then inform us that it has been granted an additional 180 calendar days. However, if it appears to the Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

Reverse Share Split

On January 4, 2019, we effected a reverse share split of our ordinary shares, or the reverse share split, at an exchange ratio of 1-for-20. The reverse share split applied to all of our outstanding ordinary shares and therefore did not affect any shareholders’ relative ownership percentage. All shares and price per share numbers set forth in our Annual Report on Form 20-F for the year ended December 31, 2018, that are incorporated by reference into this prospectus, are presented after giving effect to the reverse stock split. The reverse share split was not a reverse split of our ADSs. Our ADSs continue to trade as before the reverse share split and represent the same underlying portion of our share capital as they did prior to the reverse share split, however, after the reverse share split, our ADSs represent one ordinary share as compared to 20 ordinary shares prior to the reverse share split.

Corporate information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968 and its ordinary shares were originally listed for trading on the Tel Aviv Stock Exchange (“TASE”) in 1978. In November 2015, we completed an initial public offering of our ADSs and “Series A” warrants on the NASDAQ Capital Market (“NASDAQ”). Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein such website or connected thereto shall not be deemed to be incorporated into this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The Nasdaq Capital Market has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from the Nasdaq Capital Market.

Our ADSs are listed on the NASDAQ Capital Market, and the quantitative listing standards of the NASDAQ Capital Market require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. Our ADSs have traded at prices less than $1.00 for most of the past several months. If we fail to regain compliance for a period of 30 consecutive trading days and fail to regain compliance within a provided cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting. To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities to fund ongoing development activities of our oncology drug candidates. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 3 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	the manner in which the parties to the transaction for our acquisition of FameWave plan to effect the closing of the transaction; the expected benefits, synergies and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction; the plans, strategies and objectives of management for future operations; product development for CM-24; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an NDA or BLA for one or more of our therapeutic candidates;

●	our ability to regain and maintain compliance with the NASDAQ Capital Market’s listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry; and

●	the impact of the political and security situation in Israel, the U.S. and other countries we may obtain approvals for our products on our business.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of June 30, 2019.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	Actual

Cash and cash equivalents and short-term deposits	7,817

Shareholders’ equity:
Ordinary shares
Share premium	46,945
Receipts on account of warrants	7,940
Capital reserves	2,350
Accumulated deficit	(46,247)

Total Shareholders’ equity	10,988
Non-controlling interest	450
Total capitalization	11,438

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our oncology drug candidates and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

Authorized Share Capital. Our authorized share capital is 250,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class. As of December 31, 2018, we had we had 16,009,264 ordinary shares outstanding (after giving effect to a reverse share split of our ordinary shares, at an exchange ratio of 1-for-20, which was completed on January 4, 2019, which ordinary shares would be represented by 16,009,264 of our ADSs) and no non-voting senior preferred shares outstanding, and as of November 30, 2019 we had 19,560,529 ordinary shares outstanding (which would be represented by 19,560,529 of our ADSs) and no non-voting senior preferred shares outstanding. The above amounts include 1 dormant ordinary share held in treasury. The shares outstanding amounts above do not include the shares we expect to issue following completion of the transactions for our acquisition of FameWave and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, pursuant to which we agreed to issue at closing of the transactions an additional 10,921,139 ADSs representing an equivalent number of our ordinary shares.

Ordinary Shares

The following is a description of our ordinary shares.

The ordinary shares do not have preemptive rights, preferred rights or any other right to purchase our securities. Neither our amended and restated articles of association nor the laws of the State of Israel restrict the ownership or voting of ordinary shares by non-residents of Israel, except under certain circumstances for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Transfer of Shares. Our fully paid ordinary shares may generally be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded.

Notices. Under the Companies Law, and regulations promulgated thereunder, and our amended and restated articles of association, we are required to publish notices on our website, at least 21 days’ prior notice of a shareholders’ meeting. However, under regulations promulgated under the Companies Law, we are required to publish notices on our website at least 35 calendar days prior any shareholders’ meeting in which the agenda includes matters which may be voted on by voting instruments. Regulations under the Companies Law exempt companies whose shares are listed for trading both on a stock exchange in and outside of Israel, from some provisions of the Companies Law. These regulations exempt us from some of the requirements of the Israeli proxy regulations, under certain circumstances.

According to the Companies Law and the regulations promulgated thereunder, as applicable to the Company, for purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors may fix the record date not more than 40 nor less than four calendar days prior to the date of the meeting, provided that an announcement regarding the general meeting shall be given prior to the record date.

Election of Directors. Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the Board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in the Company as of the record date established for the applicable general meeting of our shareholders (“Special Majority”). Our directors shall generally be nominated by our Board of Directors, and then appointed at our general meeting of shareholders with a regular majority. In accordance with our amended and restated articles of association, the directors elected to serve are divided into three classes, with each class comprising one-third of the members of our Board of Directors (the “Board”) (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule. In the annual general meeting of our shareholders that will take place each year, the shareholders shall be entitled to elect directors who shall be elected for a Three-Year Term to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the Board, provided that the total number of the members of the Board serving at such time will not exceed the Maximum Number. The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any then outstanding preferred shares, our profits, in respect of which a resolution was passed to distribute them as dividend or bonus shares, shall be paid pro rata to the amount of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, and subject to any preferences that may be applicable to any then outstanding preferred shares, distribute parts of our property in specie among the shareholders and he or she may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above, deems fit.

Voting, Shareholders’ Meetings and Resolutions. Holders of ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, or who has sent us a voting instrument indicating the way in which he or she is voting, who hold or represent, in the aggregate, at least 25% of the voting rights of our outstanding share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as prescribed by the board of directors in notice to the shareholders. At the reconvened meeting one shareholder at least, present in person or by proxy constitutes a quorum except where such meeting was called at the demand of shareholders. With the agreement of a meeting at which a quorum is present, the chairman may, and on the demand of the meeting he must, adjourn the meeting from time to time and from place to place, as the meeting resolves. Annual general meetings of our shareholders are to be held once every year within a period of not more than 15 months after the last preceding annual general shareholders’ meeting. Our board of directors may call special general meetings of shareholders. The Companies Law provides that a special general meeting of shareholders may be called by the board of directors or by a request of two directors or 25% of the directors in office, whichever is the lower, or by shareholders holding at least 5% of our issued share capital and at least 1% of the voting rights, or of shareholders holding at least 5% of our voting rights, subject to the provisions set forth in our amended and restated articles of association.

An ordinary resolution requires approval by the holders of a majority of the voting rights present, in person or by proxy, at the meeting and voting on the resolution.

Allotment of Shares. Our board of directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Preferred Shares

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on the TASE may not have more than one class of shares for a period of one year following initial registration of the company on the TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on the TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to Kitov Pharma’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our board of directors is authorized to fix, by resolution of the board of directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on the TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In March 2017, the TASE issued principles for directives in connection with the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our board of directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the board of directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the board of directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our board of directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our board of directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

Board of Directors

Under our amended and restated articles of association, resolutions by the board of directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the board does not hold a casting vote.

Under the Companies Law, except as provided below, companies incorporated under the laws of the State of Israel that are “public companies,” including Israeli companies with shares listed on NASDAQ, are required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law. On July 13, 2016, our Board of Directors resolved to adopt the corporate governance exception set forth in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000. In accordance with such Regulation, a public company with securities listed on certain foreign exchanges, including NASDAQ, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and have no controlling shareholder are exempt from the requirement to appoint external directors or comply with the audit committee and compensation committee composition requirements under the Companies Law. In accordance with our Board’s resolution, for so long as the Company does not have a controlling shareholder as defined in Section 1 of the Companies Law, the Company intends to comply with the NASDAQ Listing Rules in connection with a majority of independent directors on the Board and in connection with the composition of each of the Audit Committee and the Compensation Committee, in lieu of such requirements set forth under the Companies Law. A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors. Should any person or entity become deemed to be a controlling shareholder as defined in Section 1 of the Companies Law, then in accordance with Section 248(a) of the Companies Law, we will be required to convene a special general meeting of the shareholders at the earliest possible date, the agenda of which shall include the appointment of at least two external directors. Following such appointment, all of the external directors shall be appointed to each of our Audit Committee and Compensation Committee, and at least one external director shall be appointed to each committee of the Board of Directors authorized to exercise any of the powers of the board of directors.

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the audit committee or the compensation committee and by the board of directors itself. Those transactions that require such approval pursuant to a company’s articles of association must be approved by its board of directors. In certain circumstances, audit committee and shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the directors participating in a duly convened meeting. Under the Companies Law, except as to certain companies listed on foreign stock exchanges, including NASDAQ, as described above, the audit committee is to be comprised of at least three members appointed by the board of directors, which members must include all of the external directors. The majority of members of the audit committee must be independent directors (as defined in the Companies Law), and the chairman of the audit committee must be an external director.

The Companies Law requires that a member of the board of directors or senior management of the company promptly and, in any event, not later than the first board meeting at which the transaction is discussed, disclose any personal interest that he or she may have, either directly or by way of any corporation in which he or she is, directly or indirectly, a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, as well as all related material information known to him or her, in connection with any existing or proposed transaction by the company. In addition, if the transaction is an extraordinary transaction, (that is, a transaction other than in the ordinary course of business, otherwise than on market terms, or is likely to have a material impact on the company’s profitability, assets or liabilities), the member of the board of directors or senior management must also disclose any personal interest held by his or her spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings and parents, and the spouses of any of the foregoing.

Once the member of the board of directors or senior management complies with the above disclosure requirement, a company may approve the transaction in accordance with the provisions of its articles of association. Under the provisions of the Companies Law, whoever has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless it is not an extraordinary transaction as defined in the Companies Law. However, if the chairman of the board of directors or the chairman of the audit committee has determined that the presence of an office holder with a personal interest is required for the presentation of a matter, such officer holder may be present at the meeting. Notwithstanding the foregoing, if the majority of the directors have a personal interest in a matter, they shall be allowed to participate and vote on this matter, but the approval of the transaction by the shareholders in the general meeting is required.

Our amended and restated articles of association provide that, subject to the Companies Law, all actions executed in good faith by the board of directors or by a committee thereof or by any person acting as a director or a member of a committee of the board of directors, will be deemed to be valid even if, after their execution, it is discovered that there was a flaw in the appointment of these persons or that any one of these persons was disqualified from serving at his or her office.

Our amended and restated articles of association provide that, subject to the provisions of the Companies Law, the board of directors may appoint board of directors’ committees. The committees of the board of directors shall report to the board of directors their resolutions or recommendations on a regular basis, as shall be prescribed by the board of directors. The board of directors may cancel the resolution of a committee that has been appointed by it; however, such cancellation shall not affect the validity of any resolution of a committee, pursuant to which we acted, vis-à-vis another person, who was not aware of the cancellation thereof. Decisions or recommendations of the committee of the board which require the approval of the board of directors will be brought to the directors’ attention a reasonable time prior to the discussion at the board of directors.

According to the Companies Law, a contract of a company with its directors, regarding their conditions of service, including the grant to them of exemption from liability from certain actions, insurance, and indemnification as well as the company’s contract with its directors on conditions of their employment, in other capacities, generally requires the approval of the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law), the board of directors, and the shareholders.

Under the Companies Regulations (Relief from Related Party Transactions), 5760-2000, promulgated under the Companies Law, as amended, certain extraordinary transactions between a public company and its controlling shareholder(s) do not require shareholder approval. Such extraordinary transactions must be approved by both the board of directors and the audit committee and (i) must involve the extension of an existing transaction that was duly approved and does not involve any significant change in the terms of the existing transaction or the change is solely for the benefit of the company; (ii) is solely for the benefit of the company; (iii) is with the controlling shareholder or another person in which the controlling shareholder has an interest and the transaction is in accordance with the terms of a framework agreement that was duly approved; (iv) is with the controlling shareholder or another person in which the controlling shareholder has an interest, the purpose of which is a transaction of theirs with a third party or a joint proposal to enter into a transaction with a third party, and the terms of the transaction that apply to the controlling shareholder are not significantly different from the terms that apply to the controlling shareholder or an entity controlled by him or her (while taking into account the extent of their respective involvement in the transaction); (v) is among companies controlled by the controlling shareholder, or between the public company and the controlling shareholder or another person in which the controlling shareholder has a personal interest, and the transaction is on market terms, within the ordinary course of business and does not harm the company; or (vi) on the date of approval of the extraordinary transaction by the board of directors and audit committee, the shareholders who do not have personal interest in the approval of the said transactions do not hold more than 2% of the voting rights in the company. In addition, under such regulations, directors’ compensation and employment arrangements in a public company do not require the approval of the shareholders if both the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors agree that such arrangements are solely for the benefit of the company. Employment and compensation arrangements for an office holder that is a controlling shareholder of a public company, or the provision of directors and officers insurance for the chief executive officer, do not require shareholder approval if certain criteria are met. The Board, following the prior determination of the Audit Committee or Compensation Committee, as applicable, may also determine that the compensation being offered to certain office holders (including directors) is an engagement which, pursuant to the leniencies set forth in the Relief Regulations, can be entered into by a company immediately, with the approval by the shareholders being deferred to the next shareholder meeting to be called by the Company, is such compensation is consistent with compensation policy of the company which was approved by the shareholders of the company in accordance with the Companies Law, and are no more beneficial to the recipient as such similar compensation previously granted to other holders of the same office.

Exchange Controls

There are currently no material Israeli currency control restrictions on payments of dividends or other distributions with respect to our securities or the proceeds from the sale of our securities, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel or otherwise as set forth in this section. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association. The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer shall also apply, with necessary changes, when a full tender offer is accepted and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his or her acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges Outside of Israel), 5760-2000 (the “Foreign Listing Relief Regulations”), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares. The Israeli Securities Authority is of the view that US securities laws and exchange regulations of various exchanges do not purport to limit the acquisition of controlling interests in a company, do not require the potential acquirer of a controlling interest to make an offer to acquire shares from the public, and as such Israeli companies that are publicly traded in the United States of America cannot benefit from the special tender offer waiver pursuant to the Foreign Listing Relief Regulations and are thus subject to the general provisions of the Companies Law which require a special tender offer as outlined above.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders’ meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders, and such separate class voting may also include any classes of otherwise non-voting shares.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Private Placements

Under the Companies Law, if (i) as a result of a private placement a person would become a controlling shareholder or (ii) a private placement will entitle investors to receive 20% or more of the voting rights of a company as calculated before the private placement, and all or part of the private placement consideration is not in cash or in public traded securities or is not in market terms and if as a result of the private placement the holdings of a substantial shareholder shall increase or as a result of it a person shall become a substantial shareholder, then in either case, the allotment must be approved by the board of directors and by the shareholders of the company. A “substantial shareholder” in connection with a private placement as set forth above, is defined as a shareholder who holds five percent or more of the company’s outstanding share capital or voting rights, and which assumes the exercise of all of the securities convertible into shares either held by that person prior to such private placement or offered to such person under the private placement. In order for the private placement to be on “market terms” the board of directors has to determine, on the base of detailed explanation, that the private placement is on market terms, unless proven otherwise. Otherwise, under the Companies Law and the regulations promulgated thereunder, a private placement of securities does not require approval at a general meeting of the shareholders of a company; provided however, that in other special circumstances, such as a private placement completed in lieu of a special tender offer, or a private placement under circumstances which qualifies as a related party transaction requiring shareholder approval, approval at a general meeting of the shareholders of a company is then also required. A Registered Direct Offering in the United States is generally considered a private placement under the Companies Law.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Transfer agent and registrar

Other than with respect to certain restricted ordinary shares, the shares for a publicly traded company such as ours, which is listed on the TASE (and with ADSs listed on the NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrachi Bank Ltd.

Listing

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

In January 2017, we acquired a controlling equity stake in TyrNovo Ltd. (“TyrNovo”) from Goldman Hirsch Partners Ltd. (GHP), its majority shareholder, for consideration of USD 2 million in cash and 564,625 of our ordinary shares, which was equivalent to USD 1.8 million based on the closing price of our ordinary shares on the TASE on January 11, 2017. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In July 2017 we issued to institutional and accredited investors unregistered warrants to purchase up to 1,215,873 ADSs in a private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 170,222 ADSs to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act.  Of the above unregistered warrants issued by us in July 2017, unexercised warrants to purchase 558,154 ADSs representing 558,154 of our ordinary shares were subsequently registered by us in August 2018. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On August 1, 2017, our board of directors approved grants of 608 thousand RSUs and 440 thousand options. The options have an exercise price equals to USD1.85 per one ordinary share. The RSUs and/or options have a vesting period of 3 years from the commencement of the Officer’s or Director’s engagement, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. 22 thousand RSUs and 20 thousand options were fully vested at the time of the grant. The fair value of these RSUs and options at the date of the grant was measured at USD 1,326 thousand and USD 592 thousand, respectively.

On August 15, 2017, our Board of Directors approved grants of 17 thousand RSUs and 29 thousand options to two consultants. The RSUs and/or options have a vesting period of 3 years from the commencement of the service provider’s engagement, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equals to USD 1.84 per one ordinary share. 29 thousand options and 9 thousand RSUs were fully vested at the time of the grant.

In addition, on August 15, 2017, our Board of Directors granted of 42 thousand RSUs and 16 thousand options to one consultant. The RSUs have a vesting period of 3 years from November 25, 2015, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equal to USD 4.39 per one ordinary share and shall have a vesting period of 3 years from May 22, 2016. The exercise period is 7 years from the date of the grant. 8 thousand options and 28 thousand RSUs were fully vested at the time of the grant.

In October 2017, we issued 67,367 ADSs to a vendor of ours located in the U.S. in consideration for services provided to us. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued ADSs have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

During October and December 2017, we issued 496,533 ordinary shares on account of vested RSUs.

In March 2018 we closed the transaction for the acquisition of an additional 27% stake in TyrNovo, pursuant to an agreement with certain unaffiliated minority shareholders of TyrNovo, previously announced in October 2017. Pursuant to the agreement, we acquired 4,024 ordinary shares, or approximately 27% of the outstanding shares of TyrNovo (the “Newly Acquired TyrNovo Shares”). In exchange for the Newly Acquired TyrNovo Shares, we issued to these unaffiliated minority shareholders of TyrNovo, in aggregate, 658,484 of our newly issued ordinary shares (equivalent to 658,484 ADSs) (the “TyrNovo Minority Consideration Shares”). The TyrNovo Minority Consideration Shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In June 2018, we closed the acquisition of Taoz’s entire stake in TyrNovo, then representing 3.1% of the outstanding shares of TyrNovo (following subsequent cash investments by us in TyrNovo), pursuant to an agreement with Taoz. Pursuant to this new share exchange agreement with Taoz, in exchange for Taoz’s entire holding in TyrNovo and the termination of the existing shareholder and investment agreements by and among us, TyrNovo and Taoz, we issued to Taoz 140,845 of our newly issued ordinary shares (equivalent to 140,845 ADSs) (the “Taoz Shares”), which represented at such time approximately 0.9% of our issued and outstanding share capital. The Taoz Shares were issued in Israel on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act, and were subsequently registered by us in August 2018.

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them are being concurrently registered by us separately on Form F-3. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On November 20, 2018, the Company granted 159,759 options and 59,720 RSUs to two executives. The RSUs and options have a vesting period of 3 years from the commencement of the offeree’s engagement with the Group, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equals to USD 1.59 per one ordinary share. 34,825 thousand RSUs were fully vested at the time of the grant.

During 2018 we issued 121,028 ordinary shares on account of vested RSUs. In addition, during 2018, (i) 343 thousand warrants, issued in July 2017, were exercised into 343 thousand shares for cash consideration of USD 515 thousand, and (ii) 484 thousand warrants, issued in July 2017, were exercised into 264 thousand shares on a cashless exercise basis.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 2,571,430 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 240,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them are being registered by us under this Registration Statement on Form F-1. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On March 14, 2019, we announced that we had entered into the Acquisition Agreement to acquire 100% of the shares of FameWave, a privately held Israeli biopharmaceutical company, from its shareholders in exchange for newly issued ADSs subject to a 12-month lock-up period, priced at $1.23 per ADS, plus 50% warrant coverage with an exercise price of $1.98 per ADS and an exercise period of 4-years (the “Kitov Warrants”). In addition, we provided a loan to FameWave of approximately $2 million, for the return of the intellectual property rights to CM-24 to FameWave, and to repay certain loans which may be provided by FameWave’s shareholders to FameWave to conduct business pursuant to the approved business budget. In addition to the share exchange, in accordance with the Acquisition Agreement, three leading life science focused investment funds, Orbimed, Pontifax Venture Capital, and Arkin Holdings (collectively, the “investment funds”), which collectively (together with their respective affiliates) hold approximately 90% of FameWave, have agreed to invest an aggregate of $3.5 million in the Company in exchange for newly issued ADSs of the Company, priced at $1.23 per ADS. In addition, at closing of the Transaction, we agreed to approve grants to Dr. Michael Schickler, the current CEO of FameWave, under Kitov’s Employees Stock Option Plan under the 102 Capital Gains Track, or other eligible tax track as applicable, of (i) options to purchase 54,472 ADSs of Kitov ($67,000 divided by $1.23 per share, and, (ii) options to purchase 27,236 ordinary shares of Kitov, which will have an exercise price of $1.98 per share and a an exercise period of 4 years, pursuant to the Kitov’s Employee Stock Option Plan (collectively, the “FameWave CEO Options”). Immediately following the completion of the Transaction, each of these investment funds, together with its respective affiliates, former minority shareholders of FameWave (in aggregate), and other persons entitled to receive our securities in connection with the Transaction will hold approximately 10,921,139 of our ADS representing 10,921,139 of our ordinary shares, and 4,119,512 of the Kitov Warrants and FameWave CEO Options. The above mentioned securities being offered and expected to be issued by us following closing of the transaction were offered, and will be issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) or Regulation D (Rule 506) under the U.S. Securities Act, as applicable. The ADSs and ADSs issuable upon exercise of the Kitov Warrants will be subject a lock-up agreement at the closing of the Transaction, and the ADSs Kitov will issue to the investment funds in return for their $3.5 million investment in the Company, will be subject to a lock-up agreement restricting transfer or sale of the ADSs for a 12-month period commencing on the date of issuance by us; provided, however, that during the period following 6 months after the date of issuance of the securities and until the end of the such 12-month period, the holder will be allowed to sell the securities, subject to any statutory resale restrictions or limitations, but only if (i) we have not publicly announced clinical data related to FameWave’s products, and (ii) the market price for our ADSs on NASDAQ at the close of the preceding trading day was above $3.00 per ADS. In addition, we agreed that at the closing of the FameWave acquisition transaction, we will enter into a Registration Rights Agreement with the investment funds and any other holders of the securities we issue who have agreed to the lock-up (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the SEC registering the ADSs and the ADSs underlying the Kitov Warrants. Pursuant to the Registration Rights Agreement we will be obligated to file a registration statement by no later than 120 days prior to the end of the above mentioned lock-up period and to cause the Registration Statement to be declared effective no later than the end of such lock-up period. In addition, each FameWave shareholder that receives our ADSs to be issued as part of the Transaction and has signed the lock-up agreement and the Registration Rights Agreement shall be required to also sign a Shareholder’s Undertaking in connection with the ownership of our ordinary shares containing, amongst other matters, an undertaking that during the above mentioned lock-up period, and, subsequent to such lock-up period until the earlier of (a) for so long as the aggregate number of our ordinary share equivalents beneficially owned by the shareholder and its group members, as a group, is greater than or equal to 2.5% of the our then issued and outstanding ordinary shares or (b) 24 months following the date of the undertaking, the shareholder shall cause all of our voting securities beneficially owned by it or any of its group members or over which it or any of its group members has voting control not to be voted (i) against any person nominated and recommended to serve as our directors by our board of directors and/or any applicable committee thereof and (ii) with respect to any other action, proposal or matter to be voted on by our shareholders, in a manner inconsistent with the recommendation of our board of directors or any applicable committee thereof; provided, however, that the undertakings in sub-clauses (i) and (ii) above shall not apply to: (1) matters under Sections 270(1), 270(2), 270(3) and 270(4) the Israeli Companies Law governing related or interested party transaction and officeholder compensation, as well as matters which require the declaration by officers or shareholders of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law, or (2) matters directly affecting the development of the technology controlled by FameWave or (3) where, based on a legal advice opinion received in writing by the shareholder, the shareholder reasonably believes that such vote by the shareholder may impose any liability on the shareholder. The transaction has been approved by the boards and shareholders of each of the Company and FameWave and is expected to close before the end of 2019.

Each of our Compensation Committee and Board of Directors has approved the terms of office and engagement of our Chairman of the Board which will include a grant of 400,000 options. The exercise price of each option equals to USD 0.814 per one ordinary share. The options to be granted shall be vested quarterly over a period of 3 years from the grant date, with a minimum vesting period of at least one year for the first tranche of the grant, and are exercisable for 7 years from such date. The above grant is subject to the approval of our shareholders at our annual meeting of shareholders scheduled for December 23, 2019

During 2019 (through November 30, 2019) we issued 28,386 ordinary shares on account of vested RSUs. In addition, during 2019 (through November 30, 2019), 29 thousand warrants, issued in July 2017, were exercised into 29 thousand shares for cash consideration of USD 43 thousand.

As of November 30, 2019, we had an aggregate of 19,560,529 issued and outstanding ordinary shares (including 1 dormant ordinary share held in treasury), no non-voting senior preferred shares, 6,835,669 Series A or public warrants, 5,498,178 non-listed warrants issued to investors, the underwriters and placement agents as part of a number of public and registered direct offerings by us since November 2015, and non-tradable options and RSUs to purchase 2,927,225 ordinary shares pursuant to our equity based incentive compensation plans and arrangements.

Pursuant to the proposed transactions for our acquisition of FameWave and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, we agreed to issue 10,921,138 ADSs representing an equivalent number of our ordinary shares, or approximately 36% of our outstanding ordinary shares as of September 30, 2019. In addition, we will issue warrants and service provider options to purchase up to an additional 4,119,513 ADSs representing an equivalent number of our ordinary shares, representing approximately 12% of our outstanding ordinary shares as of September 30, 2019.

Authorized Share Capital

On December 5, 2016, our shareholders approved the proposals to increase our authorized ordinary share capital to our presently authorized share capital of 250,000,000 ordinary shares, with no par value, and to add to our authorized share capital our presently authorized 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 1 ordinary share (or a right to receive 1 ordinary share) deposited with Bank Hapoalim or Bank Leumi, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the heading “Where You Can Find Additional Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs - Taxation of our Shareholders” for more detail. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended, or the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed by the holder of the ADSs or as described in the following sentence.  If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs.  The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular question; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
● Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	● Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	● Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
● converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	● As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	● As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account.  The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the number of ADSs that may be outstanding at any time as a result of pre-release will not normally exceed 30% of the total number of ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so. The depositary has full discretion as to how and to what extent it may disregard the limit for the amount of ADSs that may be outstanding at any time as a result of the pre-release.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Transfer agent and registrar

Our transfer agent and registrar will be the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ADSs are listed on The NASDAQ Capital Market under the symbol “KTOV.”

DESCRIPTION OF PREFERRED SHARES

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on the TASE may not have more than one class of shares for a period of one year following initial registration of the company on the TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on the TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to the Company’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our board of directors is authorized to fix, by resolution of the board of directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on the TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In addition, in July 2017, the TASE issued temporary directive permitting the issuance of preferred shares by a company whose ordinary shares are listed on TASE, for trading on TASE, subject to the conditions set forth in the temporary directive.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our board of directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the board of directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the board of directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our board of directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our board of directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Series A Warrants

We may also expand the existing Series A warrants series currently listed on The NASDAQ Capital Market under the symbol “KTOVW,” and issue additional Series A warrants.

The following summary of certain terms and provisions of the outstanding Series A warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant Agent Agreement and form of Warrant Certificate, which is filed as an exhibit to the registration statement filed with the SEC on Form F-1 (Registration No. 333-207117) on November 18, 2015, as amended by the Letter Amendment to Warrant Agent Agreement which is filed as an exhibit to our Report on Form 6-K submitted to the SEC on June 29, 2016, as subsequently amended and supplemented. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement and form of Warrant Certificate, as amended. Series A warrants are administered by the Bank of New York Mellon, as warrant agent.

Exercisability. The Series A warrants are exercisable immediately upon issuance and at any time up to November 25, 2020. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below), together with the ADS issuance fee of $0.05 per ADS and other applicable charges and taxes. Unless otherwise specified in the Series A warrant, the holder will not have the right to exercise the Series A warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series A warrants.

Cashless Exercise. In the event that a registration statement covering ordinary shares underlying the Series A warrants is not effective, and an exemption from registration is not available for the resale of such ordinary shares underlying the Series A warrants, the holder may, in its sole discretion, exercise Series A warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the Warrant Agent Agreement. The issuance fee of $0.05 per ADS, as well as other applicable charges and taxes, are due and payable upon any cashless exercise.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the Series A warrants is equal to $3.78 per full ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, the $0.05 issuance fee per ADS and other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock subdivisions and combinations, reclassifications or similar events affecting our ADSs or ordinary shares.

Transferability. Subject to applicable laws, the Series A warrants may be transferred at the option of the holders upon surrender of the Series A warrants to the warrant agent, together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Series A warrants will be issued in registered form under the Warrant Agent Agreement between us and the warrant agent.

Fundamental Transaction. If, at any time while the Series A warrants are outstanding, (1) we consolidate or merge with or into another person, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we effect any reclassification or recapitalization of our ADSs or ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Series A warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the Series A warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrant Agent Agreement or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of Series A warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the Series A warrants.

Outstanding Series A warrants. As of December 11, 2016, there were 6,835,669 Series A warrants issued to public investors in our initial public offering in November 2015 and our follow-on public offering in July 2016, pursuant to prospectuses dated November 23, 2015 and June 30, 2016.

Representative’s Warrants

We issued to the representative of the underwriters in our November 2015 initial public offering 157,945 representative’s warrants to purchase up to 157,945 ADSs. The ADSs issuable upon exercise of these representative’s warrants are identical to those offered to investors in our initial public offering in the U.S., except that such representative’s warrants are in certificate form and have an exercise price equal to $4.956. We have registered the representative’s warrants and the ADSs issuable upon exercise of the representative’s warrants. The representative’s warrants are exercisable for cash, or under certain circumstances on a cashless basis, at per share exercise price equal of $4.956 and expire on the fifth anniversary of the issuance date. In addition, the representative’s warrants provide for registration rights upon request, in certain cases, at our expense. The exercise price and number of ADSs issuable upon exercise of the representative’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ADSs at a price below the warrant exercise price.

Placement Agent’s Warrants

On July 5, 2016, we issued to the placement agent for our July 2016 follow-on public offering 141,176 warrants to purchase 141,176 ADSs, or the “placement agent’s warrants”. The ADSs issuable upon exercise of the placement agent’s warrants are identical to the ADSs issuable upon exercise of the public warrants. The placement agent’s warrants are exercisable for cash, or under certain circumstances, on a cashless basis at a per ADS exercise price equal to $4.08 and expire on June 28, 2021.

Investors’ and Placement Agent’s Warrants in Private Placements

In July 2017 we issued to institutional and accredited investors unregistered warrants to purchase up to 1,215,873 ADSs in a private placement completed concurrently with a registered direct offering. Each warrant is first exercisable on the six-month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable, at an exercise price of $1.50 per ADS, subject to certain adjustments. Subject to limited exceptions, a holder of such warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. We also issued unregistered warrants to purchase up to 170,222 ADSs to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $1.8125 and expire on July 11, 2022. Of the above unregistered warrants issued by us in July 2017, unexercised warrants to purchase 558,154 ADSs representing 558,154 of our ordinary shares were subsequently registered by us in August 2018.

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to $2.80 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $3.125 and expire on June 1, 203.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 2,571,430 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to $2.00 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 240,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $2.1875 and expire on January 18, 2024.

H.C. Wainwright served as our exclusive placement agent for the registered offerings of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015. The placement agent’s warrants and the ADSs underlying the placement agent’s warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the placement agent’s warrants or the securities underlying the placement agent’s warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of ADSs issuable upon exercise of the placement agent’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

FameWave Transaction Warrants

On March 14, 2019, we announced that we had entered into the Acquisition Agreement to acquire 100% of the shares of FameWave, a privately held Israeli biopharmaceutical company, from its shareholders in exchange for newly issued ADSs subject to a 12-month lock-up period, priced at $1.23 per ADS, plus 50% warrant coverage with an exercise price of $1.98 per ADS and an exercise period of 4-years. The securities being offered and expected to be issued by us following closing of the Transaction were offered, and will be issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) or Regulation D (Rule 506) under the U.S. Securities Act, as applicable. The ADSs and ADSs issuable upon exercise of the Kitov Warrants will be subject a lock-up agreement at the closing of the Transaction. See “Description of Share Capital—Ordinary Share Issuances.”

The description in the applicable prospectus supplement of any warrants we offer, including, without limitation, any additional Series A warrants, will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants, or to the Warrant Agent Agreement, as amended, and form of Warrant Certificate, as subsequently amended and supplemented, if we offer Series A warrants without amending its terms. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, or the Warrant Agent Agreement, as amended, and form of Warrant Certificate, as subsequently amended and supplemented, if we offer Series A warrants without amending its terms, in their entirety.

OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or warrants and/or subscription rights and/or units and/or debt securities. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or Preferred Shares, and/or our ADSs and/or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS and/or debt security upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or Preferred Shares, and/or ADSs and/or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The debt securities may be convertible into shares of our ordinary shares, ADSs or Preferred Shares. In addition, one or more of our subsidiaries may be guarantors of our debt securities. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under a debt indenture summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the debt securities is an exhibit to the registration statement of which this prospectus is a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

●	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

●	the date or dates on which we must pay principal;

●	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

●	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

●	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer, conversion or exchange;

●	the terms and conditions on which we may, or may be required to, redeem the debt securities;

●	the terms and conditions of any sinking fund;

●	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

●	the terms and conditions upon which debt securities may be convertible into ordinary shares, ADSs or Preferred Shares, including the conversion price, the conversion period and other conversion provisions;

●	the amount we will pay if the maturity of the debt securities is accelerated;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	any addition to or changes in the events of default or covenants that apply to the debt securities;

●	whether the debt securities will be defeasible;

●	whether one or more of our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee; and

●	any other terms of the debt securities and any other deletions from or modifications or additions to the debt indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. or other bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

●	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special Israeli and U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit quality. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the debt indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

The applicable prospectus supplement may set forth the terms on which the debt securities of any series are convertible into ordinary shares, ADSs or Preferred Shares. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of ordinary shares or ADSs to be received by the holders of the debt securities will be calculated according to the market price of our ADSs as of a time stated in the prospectus supplement or otherwise.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

●	obligations issued or assumed as the deferred purchase price of property;

●	conditional sale obligations;

●	obligations arising under any title retention agreements;

●	indebtedness relating to the applicable subordinated debt securities;

●	indebtedness owed to any of our subsidiaries; and

●	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

●	the principal of, premium, if any, and interest on indebtedness for money borrowed;

●	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

●	capitalized lease obligations;

●	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

●	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

●	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

●	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

●	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

●	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

●	the default has been cured or waived; or

●	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

●	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

●	any liquidation, dissolution or other winding up of Kitov Pharma whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

●	any assignment for the benefit of our creditors or any other marshaling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

●	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

●	immediately after the transaction, no event of default occurs and continues; and

●	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the debt indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

●	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

●	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

●	add additional events of default for any series;

●	add, change or eliminate any provision affecting debt securities that are not yet issued;

●	secure certain debt securities;

●	establish the form or terms of debt securities not yet issued;

●	make provisions with respect to conversion or exchange rights of holders of debt securities;

●	evidence and provide for successor trustees;

●	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

●	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the debt indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the debt indenture in a way that would:

●	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

●	reduce the principal or interest on any debt security;

●	change the place of payment of principal or interest on any debt security;

●	impair the right to sue to enforce any payment on any debt security after it is due; or

●	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the debt indenture, to waive compliance with certain provisions of the debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the debt indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the debt indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

●	default for 30 days in the payment of any interest;

●	default in the payment of principal;

●	default in the deposit of any sinking fund payment;

●	default in the performance of any other covenant in the debt indenture for 60 days after written notice; and

●	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the debt indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder first gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

●	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to provide for the conversion rights of the holders of such debt securities, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

●	to be released from our obligations under the indenture with respect to the debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

●	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

●	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

●	we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the debt indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Guarantee

One or more subsidiary guarantors may fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the applicable subsidiary guarantor to enforce the guarantee without first proceeding against Kitov Pharma. If senior debt securities are so guaranteed, the guarantee will rank equally with all of the subsidiary guarantor’s other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the subsidiary guarantor. If subordinated debt securities are so guaranteed, the guarantee will be subordinated to all of the subsidiary guarantor’s other unsecured and unsubordinated debt from time to time outstanding.

The obligations of any subsidiary guarantor under the guarantee will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to any other contingent and fixed liabilities of the subsidiary guarantor.

No guarantor shall consolidate with or merge into any other person or sell, convey or transfer all or substantially all its properties and assets to any person, unless:

(1) in case such guarantor shall consolidate with or merge into another person or sell, convey, transfer or lease all or substantially all its properties and assets to any person, the person formed by such transaction shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the State of Israel and/or the United States, any state thereof or the District of Columbia and shall expressly assume the performance or observance of every covenant of the indenture and any guarantees on the part of such guarantor to be performed or observed;

(2) immediately after giving effect to such transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

(3) the transaction meets certain other criteria described in the indenture.

The guarantee may be released under certain circumstances. If Kitov Pharma exercises its legal or covenant defeasance option with respect to debt securities of a particular series as described above in “—Discharge, Defeasance and Covenant Defeasance,” then any subsidiary guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, any subsidiary guarantor will be unconditionally released and discharged from the guarantee:

●	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an affiliate of Kitov Pharma, of all of Kitov Pharma’s equity interests in the subsidiary guarantor;

●	automatically upon the merger of the subsidiary guarantor into Kitov Pharma or the liquidation and dissolution of the subsidiary guarantor; or

●	following delivery of a written notice by Kitov Pharma to the trustee, upon the release of all guarantees by the subsidiary guarantor of any debt of Kitov Pharma’s for borrowed money, except for any series of debt securities.

Governing Law

Unless otherwise specified in a prospectus supplement, the debt indentures and the debt securities will be governed by and interpreted under the laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Israel.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The applicable indenture provides that if:

●	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

●	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

●	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale.

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, Preferred Shares, or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares, Preferred Shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, Preferred Shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, Preferred Shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, Preferred Shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, Preferred Shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the SEC on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019 (as amended by the Form 20-F/A amendment filed on April 3, 2019); and

●	our reports on Form 6-K furnished to the SEC on April 1, 2019, April 8, 2019, April 12, 2019 (excluding Exhibits 99.1 and 99.2 thereto), April 29, 2019, May 2, 2019 (excluding Exhibit 99.1 thereto), May 10, 2019, June 27, 2019, July 2, 2019, July 12, 2019, August 8, 2019 (excluding Exhibit 99.1 thereto other than the text which is found under the heading entitled “Financial Results for Six-Month Period Ended June 30, 2019” in Exhibit 99.1 thereto), August 13, 2019, August 20, 2019, August 26, 2019, September 9, 2019, October 2, 2019, October 11, 2019, November 12, 2019 and November 19, 2019.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee.

Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $21,131.35 relates to the Unsold Securities under the Prior Registration Statement, which was paid by us in 2016 under the Prior Registration Statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$21,132
Legal fees and expenses	$20,000
Accountants fees and expenses	$10,000
Miscellaneous	$40,000

Total	$91,132

25,000,002 American Depositary Shares Representing 25,000,002 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus is May 6, 2020